Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1999 Equity Incentive Plan, Miscellaneous Stock Option Agreements, 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan, and the 2005 Employee Stock Purchase Plan of our report dated September 29, 2005, with respect to the consolidated financial statements of Website Pros, Inc. included in its Registration Statement on Form S-1 (No. 333-124349) filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1999 Equity Incentive Plan, Miscellaneous Stock Option Agreements, 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan, and the 2005 Employee Stock Purchase Plan of our report dated March 25, 2005 (except Note 11, as to which the date is April 22, 2005), with respect to the financial statements of Leads.com, Inc. and our report dated June 30, 2005 with respect to the financial statements of E.B.O.Z., Inc. included in Website Pros, Inc.’s Registration Statement (Form S-1 No. 333-124349) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Jacksonville, FL

October 27, 2005